ADTRAN Holdings, Inc. reports third quarter 2026 financial results

Huntsville, Alabama, USA. — November 2, 2026 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” “ADTRAN” or the “Company”) today announced its unaudited financial results for the third quarter ended September 30, 2026.

·
Revenue: $281.2 million, up 0.6% year-over-year.
·
GAAP gross margin of 38.5%; non-GAAP gross margin of 42.1%, including benefit of approximately 200 basis points from IEEPA1 refunds.
·
GAAP operating margin of -0.3%; non-GAAP operating margin of 5.0%.
·
Net cash used in operating activities of $24.5 million.
·
GAAP diluted loss per share of $0.10; non-GAAP diluted earnings per share of $0.09.
·
Cash, cash equivalents and restricted cash of $71.7 million.

ADTRAN Holdings Chairman and Chief Executive Officer Tom Stanton stated, “Third quarter revenue came in slightly below the midpoint of our guidance range as we continued to navigate a challenging supply environment. Despite these pressures, we saw encouraging developments across the business, including continued growth in optical networking and increasing growth with hyperscale customers. The rapid expansion of AI infrastructure is reshaping network investment priorities, creating opportunities for ADTRAN not only in cloud infrastructure but also across our traditional service provider markets.”

“Looking ahead, we see significant opportunities to build on this momentum as customers invest in network capacity, performance and security,” Stanton continued. “Our focus is on addressing the supply and cost pressures affecting our business, maintaining financial discipline and translating these opportunities into stronger revenue growth, profitability and cash generation.”

Business outlook1

For the fourth quarter of 2026, the Company expects revenue to be within a range of $272.0 million to $292.0 million. Non-GAAP operating margin is expected to be within a range of 1.0% to 5.0% reflecting historical seasonality, availability of supply and timing of large customer projects.

1 International Emergency Economic Powers Act

2 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided guidance for its fourth quarter 2026 non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortization and adjustments, stock-based compensation expense, deferred compensation adjustments, professional fees and other expenses, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies, that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its third quarter 2026 results on Tuesday, November 3, 2026, at 7:30 a.m. Central Time (2:30 p.m. Central European Time). The Company will webcast this conference call, or you may dial in to participate. To listen, visit the events and presentations section of ADTRAN Holdings, Inc. Investor Relations site at https://events.q4inc.com/attendee/684798638 approximately 10 minutes before the start of the call, or you may dial 1-833-461-5787 (Toll-Free US) or 1-585-542-9983, and use Conference ID 684798638.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/shortly following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

November 17, 2026: Craig-Hallum Alpha Select Conference – New York

January 12, 2027: Needham 29th Annual Growth Conference – New York

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Cautionary note regarding forward-looking statements

Statements and graphics contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to market trends, future demand across end markets, future demand driver growth (including with respect to expected hyperscale demand for data center interconnect and next-generation connectivity) and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “look forward,” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under our credit agreement and convertible notes, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks and uncertainties relating to our international operations, including potential exposure to ongoing military conflicts (including the conflicts in Iran, Ukraine, and Israel and the surrounding areas); (viii) risks posed by potential breaches of information systems and cyber-attacks (ix) the risk that we may not be able to effectively compete, including through product improvements and development; and (x) the other risks set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarterly period ended March 31, 2026, our Form 10-Q for the quarterly period ended June 30, 2026 and our Form 10-Q for the quarterly period ended September 30, 2026 to be filed with the SEC.

Explanation of use of non-GAAP financial measures

Set forth in the tables below under the heading “Supplemental Information” are reconciliations of cost of revenue, gross profit, gross margin, operating expenses, operating (loss) income, operating margin, other income (expense), net (loss) income inclusive of the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other expense, non-GAAP net income inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortizations and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations), stock-based compensation expense, professional fees and other expenses, restructuring expenses, deferred compensation adjustments, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment, and developed technologies. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Furthermore, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

Investor contact

Rob Fink

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	$64,627	$95,696
Restricted cash	7,097	—
Accounts receivable, net	235,081	210,687
Other receivables	9,326	7,046
Inventory, net	227,369	215,736
Income tax receivable	2,526	3,667
Prepaid expenses and other current assets	60,073	55,317
Short-term investments - deferred compensation	38,808	35,174
Assets held for sale	11,901	11,901
Total Current Assets	656,808	635,224
Property, plant and equipment, net	119,824	124,384
Goodwill	57,869	59,983
Intangible assets, net	259,280	294,047
Deferred tax assets	16,223	16,481
Other non-current assets	65,811	73,352
Long-term investments	1,044	1,022
Total Assets	$1,176,859	$1,204,493

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$179,046	$167,337
Unearned revenue	72,495	87,541
Accrued expenses and other liabilities	26,036	33,690
Accrued wages and benefits	24,982	32,203
Deferred compensation liability	40,567	37,447
Income tax payable	5,105	3,642
Total Current Liabilities	348,231	361,860
Non-current revolving credit agreement	82,961	25,000
Non-current convertible senior notes, net of debt issuance costs	194,223	193,038
Deferred tax liabilities	25,601	27,453
Non-current unearned revenue	28,607	27,143
Non-current pension liability	6,414	6,277
Non-current lease obligations	23,511	27,000
Other non-current liabilities	7,468	17,564
Total Liabilities	717,016	685,335
Redeemable Non-Controlling Interest	340,225	373,328
Equity
Common stock	815	802
Additional paid-in capital	808,838	801,269
Accumulated other comprehensive income	59,437	78,877
Retained deficit	(744,457)	(730,010)
Treasury stock	(5,015)	(5,108)
Total Equity	119,618	145,830
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,176,859	$1,204,493

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue
Network Solutions	$231,222	$232,543	$702,061	$654,258
Services & Support	49,945	46,892	146,338	137,989
Total Revenue	281,167	279,435	848,399	792,247
Cost of Revenue
Network Solutions	153,979	153,107	466,212	434,669
Services & Support	18,956	19,202	57,016	56,352
Total Cost of Revenue	172,935	172,309	523,228	491,021
Gross Profit	108,232	107,126	325,171	301,226
Selling, general and administrative expenses	56,983	58,234	173,062	168,866
Research and development expenses	52,003	51,680	156,559	152,434
Operating Loss	(754)	(2,788)	(4,450)	(20,074)
Interest and dividend income	608	291	1,305	618
Interest expense	(5,253)	(5,499)	(13,728)	(14,824)
Net investment (loss) gain	(154)	2,186	4,270	3,575
Other income (expense), net	993	(745)	2,974	(2,437)
Loss Before Income Taxes	(4,560)	(6,555)	(9,629)	(33,142)
Income tax expense	(2,583)	(1,202)	(5,288)	(1,821)
Net Loss	$(7,143)	$(7,757)	$(14,917)	$(34,963)
Less: Net Income attributable to non-controlling interest (1)	2,085	2,505	6,537	7,097
Net Loss attributable to ADTRAN Holdings, Inc.	$(9,228)	$(10,262)	$(21,454)	$(42,060)

Weighted average shares outstanding – basic	81,222	79,803	80,836	79,696
Weighted average shares outstanding – diluted	81,222	79,803	80,836	79,696

Loss per common share attributable to ADTRAN Holdings, Inc. – basic (2)	$(0.10)	$(0.12)	$(0.24)	$(0.50)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted (2)	$(0.10)	$(0.12)	$(0.24)	$(0.50)

(1) For the three and nine months ended September 30, 2026 we accrued $2.1 million and $6.5 million, respectively, net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA. For the three and nine months ended September 30, 2025, we accrued $2.5 million and $7.5 million, respectively, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.0 million and $1.9 million effect of redemption of RNCI for the three and nine months ended September 30, 2026, respectively, and a $0.5 million and a $2.0 million effect of redemption of RNCI for the three and nine months ended September 30, 2025.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,917)	$(34,963)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,657	68,316
Amortization of debt issuance cost	2,501	975
Amortization of convertible notes issuance costs	1,197	45
Gain on investments, net	(4,531)	(3,828)
Net loss on disposal of property, plant and equipment	82	38
Stock-based compensation expense	7,626	8,738
Deferred income taxes	(1,205)	715
Inventory reserves	2,655	8,754
Changes in operating assets and liabilities:
Accounts receivable, net	(29,897)	12,295
Other receivables	(4,989)	1,769
Income taxes receivable, net	1,695	(752)
Inventory	(18,684)	45,426
Prepaid expenses, other current assets and other assets	2,839	7,162
Accounts payable	15,332	585
Accrued expenses and other liabilities	(25,706)	(26,589)
Income taxes payable	3,460	(1,157)
Net cash provided by operating activities	14,115	87,529

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,198)	(20,066)
Intangibles - internally developed technology	(25,895)	(29,491)
Proceeds from sales and maturities of available-for-sale investments	1,113	960
Purchases of available-for-sale investments	(202)	(318)
Net payments for beneficial interests in securitized accounts receivable	(412)	(232)
Net cash used in investing activities	(47,594)	(49,147)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,622)	(1,313)
Proceeds from stock option exercises	6,738	1,434
Payments on financing agreement	(2,800)	—
Redemption of redeemable non-controlling interest	(31,902)	(19,364)
Payment of annual recurring compensation to non-controlling interest	(8,881)	(10,053)
Proceeds from draw on revolving credit agreements	87,961	24,000
Repayment of revolving credit agreements	(30,000)	(189,000)
Proceeds from issuance of convertible notes	—	201,250
Payments for capped call transactions related to convertible senior notes	—	(17,650)
Payment of debt issuance costs	(6,422)	(7,350)
Net cash provided by (used in) financing activities	13,072	(18,046)

Net (decrease) increase in cash and cash equivalents	(20,407)	20,336
Effect of exchange rate changes	(3,565)	4,872
Cash and cash equivalents, beginning of period	95,696	76,021
Cash, cash equivalents and restricted cash, end of period	$71,724	$101,229

Supplemental disclosure of cash financing activities:
Cash paid for interest expense	$11,145	$13,335
Cash paid for income taxes, net	$4,038	$2,407
Cash used in operating activities related to operating leases	$7,028	$7,737
Supplemental disclosure of non-cash investing and financing activities:
Redemption of redeemable non-controlling interest	$1,914	$2,010
Right-of-use assets obtained in exchange for lease obligations	$1,311	$3,689
Purchases of property, plant and equipment included in accounts payable	$804	$4,874
Purchases of property, plant and equipment included in other non-current liabilities	$—	$5,157
Debt issuance costs included in accrued expenses and other liabilities	$—	$1,493

Supplemental Information

Reconciliation of Cost of Revenue, Gross Profit and Gross Margin to

Non-GAAP Cost of Revenue, Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Total Revenue	$281,167	$281,146	$279,435	$848,399	$792,247

Cost of Revenue	$172,935	$177,195	$172,309	$523,228	$491,021
Acquisition-related expenses, amortizations and adjustments (1)	(9,849)	(9,949)	(10,140)	(29,819)	(30,570)
Stock-based compensation expense	(226)	(181)	(265)	(547)	(754)
Professional fees and other expenses (2)	—	(438)	—	(438)	—
Non-GAAP Cost of Revenue	$162,860	$166,627	$161,904	$492,424	$459,697

Gross Profit	$108,232	$103,951	$107,126	$325,171	$301,226
Non-GAAP Gross Profit	$118,307	$114,519	$117,531	$355,975	$332,550

Gross Margin	38.5%	37.0%	38.3%	38.3%	38.0%
Non-GAAP Gross Margin	42.1%	40.7%	42.1%	42.0%	42.0%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Included in cost of revenue on the condensed consolidated statements of loss. Includes $0.4 million in related employee exit costs.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2026		2026		2025		2026		2025
Operating Expenses	$108,986		$114,022		$109,914		$329,621		$321,300
Acquisition-related expenses, amortizations and adjustments (1)	(1,642)	(2)	(1,630)	(6)	(1,898)	(9)	(4,913)	(12)	(6,322)	(15)
Stock-based compensation expense	(2,735)	(3)	(2,675)	(7)	(2,589)	(10)	(7,089)	(13)	(7,983)	(16)
Restructuring expenses	—		—		—		—		284	(17)
Deferred compensation adjustments (4)	2,017		(5,494)		(2,317)		(3,466)		(3,804)
Business transformation (5)	(2,403)		—		—		(2,403)		—
Professional fees and other expenses	—		(307)	(8)	(694)	(11)	(337)	(14)	(3,847)	(18)
Non-GAAP Operating Expenses	$104,223		$103,916		$102,416		$311,413		$299,628

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $1.9 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Includes $2.4 million in selling, general and administrative on the condensed consolidated statements of loss. This relates to expenses associated with the global ERP go-live and restructuring costs resulting from that project.

(6) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(7) $2.0 million is included in selling, general and administrative expenses and $0.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(9) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $1.4 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss acquired in connection with business combinations.

(10) $1.8 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(11) Included in selling, general and administrative expenses on the condensed consolidated statements of loss and includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

(12) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.3 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $5.1 million is included in selling, general and administrative expenses and $2.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(14) Included in selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $1.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(15) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.9 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) $5.6 million is included in selling, general and administrative expenses and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) Includes true-up of expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling buildings of its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(18) $3.8 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Operating Loss and Operating Margin to Non-GAAP Operating Income

and Non-GAAP Operating Margin

(Unaudited)

(In thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,		September 30,		September 30,		September 30,
	2026	2026		2025		2026		2025
Total Revenue	$281,167	$281,146		$279,435		$848,399		$792,247

Operating Loss	$(754)	$(10,071)		$(2,788)		$(4,450)		$(20,074)
Acquisition related expenses, amortizations and adjustments (1)	11,492	11,579		12,038		34,733		36,892
Stock-based compensation expense	2,960	2,856		2,855		7,635		8,738
Restructuring expenses	—	—		—		—		(284)
Deferred compensation adjustments (2)	(2,017)	5,494		2,317		3,466		3,804
Business transformation (3)	2,403	—		—		2,403		—
Professional fees and other expenses	—	745	(4)	694	(5)	775	(6)	3,847	(5)
Non-GAAP Operating Income	$14,084	$10,603		$15,116		$44,562		$32,923

Operating Margin	-0.3%	-3.6%		-1.0%		-0.5%		-2.5%
Non-GAAP Operating Margin	5.0%	3.8%		5.4%		5.3%		4.2%

(1) Includes intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(3) Includes $2.4 million in selling, general and administrative on the condensed consolidated statements of loss. This relates to expenses associated with the global ERP go-live and restructuring costs resulting from that project.

(4) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(5) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(6) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.1 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

Supplemental Information

Reconciliation of Other (Expense) Income to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Interest and dividend income	$608	$397	$291	$1,305	$618
Interest expense	(5,253)	(4,234)	(5,499)	(13,728)	(14,824)
Net investment gain (loss)	(154)	5,274	2,186	4,270	3,575
Other income (expense), net	993	718	(745)	2,974	(2,437)
Total Other (Expense) Income	$(3,806)	$2,155	$(3,767)	$(5,179)	$(13,068)
Deferred compensation adjustments (1)	198	(5,154)	(2,210)	(3,944)	(3,529)
Extinguishment of debt (2)	1,508	-	-	1,508	-
Pension expense (3)	(20)	(20)	13	(60)	35
Non-GAAP Other Expense	$(2,120)	$(3,019)	$(5,964)	$(7,675)	$(16,562)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes write-off of unamortized debt issuance costs upon the extinguishment of the Wells Fargo Revolving Credit Agreement on July 21, 2026.

(3) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. and

Non-GAAP Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,		September 30,		September 30,		September 30,
	2026	2026		2025		2026		2025
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(8,199)	$(10,321)		$(9,743)		$(19,540)		$(40,050)
Effect of redemption of RNCI (1)	(1,029)	(584)		(519)		(1,914)		(2,010)
Net Loss attributable to ADTRAN Holdings, Inc.	$(9,228)	$(10,905)		$(10,262)		$(21,454)		$(42,060)
Net Income attributable to non-controlling interest (2)	2,085	2,201		2,505		6,537		7,097
Net Loss inclusive of non-controlling interest	$(7,143)	$(8,704)		$(7,757)		$(14,917)		$(34,963)
Acquisition related expenses, amortizations and adjustments (3)	11,492	11,579		12,038		34,733		36,892
Stock-based compensation expense	2,960	2,856		2,855		7,635		8,738
Deferred compensation adjustments (4)	(1,819)	340		107		(478)		275
Pension adjustments (5)	(20)	(20)		13		(60)		35
Restructuring expenses(6)	—	—		—		—		(284)
Extinguishment of debt (7)	1,508	—		—		1,508		—
Business transformation (8)	2,403	—		—		2,403		—
Professional fees and other expenses	—	745	(9)	694	(10)	775	(11)	3,847	(12)
Tax effect of adjustments to net loss	(1,177)	(1,765)		(2,301)		(5,451)		(3,893)
Non-GAAP Net Income inclusive of non-controlling interest	$8,204	$5,031		$5,649		$26,148		$10,647
Net Income attributable to non-controlling interest (2)	2,085	2,201		2,505		6,537		7,097
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc.	$6,119	$2,830		$3,144		$19,611		$3,550
Effect of redemption of RNCI (1)	1,029	584		519		1,914		2,010
Non-GAAP Net Income attributable to ADTRAN Holdings, Inc. common stockholders	$7,148	$3,414		$3,663		$21,525		$5,560

Weighted average shares outstanding – basic	81,222	80,948		79,803		80,836		79,696
Weighted average shares outstanding – diluted	81,222	80,948		79,803		80,836		79,696

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.10)	$(0.13)		$(0.12)		$(0.24)		$(0.50)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.10)	$(0.13)		$(0.12)		$(0.24)		$(0.50)

Non-GAAP Earnings per common share attributable to ADTRAN – basic	$0.09	$0.04		$0.05		$0.27		$0.07
Non-GAAP Earnings per common share attributable to ADTRAN – diluted	$0.09	$0.04		$0.05		$0.27		$0.07

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $1.0 million and $1.9 million effect of redemption of RNCI for the three and nine months ended September 30, 2026. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.5 million and a $2.0 million effect of redemption of RNCI for the three and nine months ended September 30, 2025. Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $0.6 million effect of redemption of RNCI for the three months ended June 30, 2026.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes reduced previously accrued cost for the Company's Business Efficiency Program, which was designed to optimize the assets and business processes following the business combination with Adtran Networks. The Business Efficiency Program was completed as of December 31, 2024.

(7) Includes write-off of unamortized debt issuance costs upon the extinguishment of debt.

(8) Includes $2.4 million in selling, general and administrative on the condensed consolidated statements of loss. This relates to expenses associated with the global ERP go-live and restructuring costs resulting from that project.

(9) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.0 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(10) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes one-time professional fees and business expenses.

(11) Included in cost of revenue, selling, general and administrative and research and development expenses on the condensed consolidated statements of loss. Includes $0.1 million in one-time professional fees and business expenses, $2.1 million in related employee exit costs and offset by a $1.4 million reversal of a provision in connection with a 401(k) plan corrective action which the Company received a compliance statement from the IRS approving a retroactive amendment to correct the matter.

(12) Included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes professional fees related to an internal investigation and related employee exit costs, fees relating to other one-time professional fees and business expenses.

Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$(24,470)	$25,915	$12,188	$14,115	$87,529
Purchases of property, plant and equipment and developed technologies (1)	(14,916)	(17,237)	(17,029)	(48,093)	(49,557)
Free cash flow (Non-GAAP)	$(39,386)	$8,678	$(4,841)	$(33,978)	$37,972

(1) Purchases related to capital expenditures and developed technologies.